                                               ARTICLES OF AMENDMENT

         AMERICAN SKANDIA ADVISOR FUNDS, INC., a Maryland corporation, having its principal office in Baltimore
City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of
Assessments and Taxation of Maryland that:

         FIRST:  The Charter of the Corporation is hereby amended as follows:

         (1)  Article SIXTH subsection (a) of the Charter is amended by changing the designation of the series of shares currently designated as the "ASAF AIM International Equity Fund," to be designated as the "ASAF Strong
International Equity Fund."

         (2)  Article SIXTH subsection (a) of the Charter is amended by changing the designation of the series of shares currently designated as the "ASAF Scudder Small-Cap Growth Fund," to be designated as the "ASAF DeAM
Small-Cap Growth Fund."

         SECOND:  The amendment does not increase the authorized stock of the Corporation.

         THIRD:  The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and the amendment is limited to a change expressly permitted by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by stockholders.

         FOURTH:  These Articles of Amendment shall become effective December 10, 2001.

         IN WITNESS WHEREOF, AMERICAN SKANDIA ADVISOR FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on November 30, 2001.

WITNESS:                                                      AMERICAN SKANDIA ADVISOR
                                                                     FUNDS, INC.

__________________________                                    By: __________________________
Edward P. Macdonald                                                  John Birch
Secretary                                                            Vice President

         THE UNDERSIGNED, Vice President of AMERICAN SKANDIA ADVISOR FUNDS, INC., who executed on behalf of the
Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said
Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                              ------------------------------
                                                                     John Birch
                                                                     Vice President